Exhibit 99.1

Olo to Acquire Wisely, a Leading Customer Intelligence and Engagement Platform for Restaurants

Combination of leading restaurant platforms will enable restaurant brands to deepen guest relationships, drive more transactions, and increase customer lifetime value

October 21, 2021

NEW YORK—(BUSINESS WIRE)— Olo Inc. (NYSE:OLO), a leading on-demand commerce platform powering the restaurant industry’s digital transformation, today announced it will acquire Wisely Inc., a leading customer intelligence and engagement platform that enables restaurant brands to personalize the guest experience to maximize customer lifetime value.

Acquiring Wisely further demonstrates Olo’s commitment to its restaurant brands by bolstering its innovative solutions, which will empower restaurant brands to derive actionable insights from their data more readily in order to better understand their guests. This critical understanding enhances overall service, ultimately driving customer lifetime value with more efficient acquisition, retention, frequency, and spend initiatives. Through the acquisition, Olo will broaden its platform to include Wisely’s suite of customer intelligence products, giving each unique restaurant brand the power to curate their optimal technology stack from an expanded portfolio of solutions in conjunction with solutions from Olo’s open ecosystem of over one hundred technology partners.

“As we look to the future of digital entirety for restaurants, tools that help brands harness customer data and turn it into applicable insights will be essential for them to better serve guests and manage the restaurant enterprise as a whole,” said Noah Glass, Founder and CEO of Olo. “Since partnering with Wisely, we have seen clear synergies between the two platforms and a close cultural alignment of putting restaurants first. We both succeed when our restaurant brands succeed, and there are clear areas of opportunity to provide intelligent products to better serve them. Wisely’s customer engagement platform, operations intelligence, and data capabilities complement Olo’s on-demand commerce platform and will together create a differentiated and wide breadth of product offerings that will accelerate our restaurant brands’ digital transformation.”

With a growing list of enterprise and emerging enterprise customers, Wisely’s leading software solutions include an all-in-one Customer Relationship Management (CRM) with marketing automation including email and SMS; Host, a table management, waitlist, and reservations solution; a guest sentiment tracker with aggregated and annotated guest reviews and feedback; and the first-ever Customer Data Platform (CDP) purpose-built for restaurants.

“With our platform, restaurant brands are better able to personalize the guest experience — in the dining room, online, and through digital means — to ultimately improve customer lifetime value. By joining with Olo, restaurant brands will have the ability to unify their transactions and their customers into a single, easy to use system,” said Mike Vichich CEO and Cofounder of Wisely.

Key Benefits

The acquisition of Wisely is expected to provide a number of benefits to restaurants, their guests, and Olo, including:

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Wisely’s complementary solutions streamline restaurants’ digital transformation efforts, which position brands to improve a overall service, deepen relationships with its guests, and enhance its top and bottom line performance

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Wisely accelerates Olo’s data ambitions and will allow brands to create a unified guest profile from disparate data sources, providing guests a better, more personalized ordering experience which is designed to help restaurants win the competitive battle for digital dollars

•	Wisely expands Olo’s platform capabilities, creating new offerings that will, for the first time, unlock Olo’s ability to directly serve brands’ marketing efforts

•	Wisely’s differentiated portfolio creates an opportunity to introduce offerings to and drive incremental value for Olo’s approximately 74,000 restaurant locations

Transaction Details

Under the terms of the definitive agreement entered into on October 21, 2021, Olo will acquire Wisely for approximately $187 million, comprising of $77 million in cash and $110 million in Olo’s Class A common stock (subject to customary purchase price adjustments). The transaction is expected to close in the fourth quarter of 2021 and is subject to the satisfaction of customary closing conditions. Additional information about the transaction will be available in a Current Report on Form 8-K to be filed by Olo with the Securities and Exchange Commission.

Conference Call

Olo will host a conference call today, October 21, 2021 at 5:00 p.m. Eastern Time to discuss the acquisition. A live webcast of this conference call will be available on the “Investor Relations’’ page of the Company’s website (www.olo.com), and a replay will be available on the website as well.

About Olo

Olo is a leading on-demand commerce platform powering the restaurant industry’s digital transformation. Millions of orders per day run on Olo’s enterprise SaaS engine, enabling brands to maximize the convergence of digital and brick-and-mortar operations. The Olo platform provides the infrastructure to capture demand and manage consumer orders from every channel. With integrations to over 100 technology partners, Olo customers can build digital experiences with the largest and most flexible restaurant commerce ecosystem on the market. Over 400 restaurant brands use Olo to grow digital sales, maximize profitability, and preserve direct consumer relationships. Learn more at olo.com.

About Wisely

Wisely is a leading Customer Intelligence platform for restaurants and was ranked No. 300 on the 2021 Inc 5000 list. Wisely enables brands like Chuy’s, First Watch, Fat Brands Inc. QSR Division, P.F. Chang’s, and hundreds more to personalize the guest experience to maximize customer lifetime value and build a profitable future with data. Wisely’s best-in-class software solutions include the first-ever CDP purpose-built for restaurants, an all-in-one CRM with Marketing Automation, Waitlist, Reservations, Table & Order Management, and Guest Sentiment. Visit getwisely.com

Cautionary Statement Regarding Forward Looking Statements

This press release contains statements that constitute forward-looking statements. These statements include descriptions regarding the intent, belief or current expectations of the Company or its officers and may be recognized by the use of words such as “expects,” “plans,” “will,” “may,” “estimates,” “anticipate”, “should,” “projects,” “believe,” “intends” or words of similar meaning. These statements include, but are not limited to, statements regarding the expected results of the proposed acquisition on Olo’s future financial performance, including the potential accretive nature of the acquisition and potential average revenue per unit expansion, the terms and expected closing date for the acquisition, the benefits and cost synergies of the potential acquisition, expected impacts to operating expenditures, and Olo’s business strategy and competitive position following the acquisition. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, but not limited to: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of Olo or Wisely to terminate the acquisition agreement or could otherwise cause the transactions contemplated therein to fail to close; failure to satisfy closing conditions; difficulties and delays in integrating Wisely’s businesses; risks that the proposed acquisition disrupts Olo’s current plans and operations; failing to fully realize anticipated synergies, cost savings and other anticipated benefits of the proposed acquisition when expected or at all; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed acquisition; the risk that unexpected costs will be incurred; the ability of Olo to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; the outcome of any legal proceedings that may be instituted against Olo, Wisely, or their respective directors and officers; changes in global, political, economic, business, competitive, market and regulatory forces; changes in tax laws, regulations, rates and policies; competitive developments; and the timing and occurrence (or non-occurrence) of other events or circumstances that may be beyond Olo’s and Wisely’s control. These and other risks, uncertainties, assumptions and other factors may be amplified or made more uncertain by the COVID-19 pandemic, which has caused significant economic uncertainty. The extent to which the COVID-19 pandemic impacts Olo’s and Wisely’s businesses, operations and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions taken to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Actual results could differ materially from those predicted or implied, and reported results should not be considered as an indication of future performance.

Additional risks and are included under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 filed with the SEC on August 10, 2021, and our subsequent SEC filings, which are available on the Investor Relations page of our website at investors.olo.com and on the SEC website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release. All forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events.

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Contact Information

Media

olo@icrinc.com

Investor Relations

InvestorRelations@olo.com